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                                                                      Exhibit 99


                               INTELLIGROUP, INC.

                      INVESTMENT COMMUNITY CONFERENCE CALL
                               MANAGEMENT SCRIPT
                                OCTOBER 5, 2004

PREMIER OPERATOR

RICH HANTKE
Thank you operator and good afternoon everyone. Thank you for participating in this update conference call. Joining us this morning from Intelligroup are Arjun Valluri, Chairman and Chief Executive Officer, Dave Distel, Chief Financial Officer and Treasurer, Doug Berto, Chief Operating Officer, and Christian Misvaer, General Counsel and Secretary. Before we get started with remarks by Arjun, Dave and Doug, please remember that any comments made in this call by management as part of prepared remarks or in response to your questions may contain forward looking information. In addition, certain statements contained herein, including statements regarding the development of services and markets, future demand for services, expected financial results, and other statements regarding matters that are not historical facts, are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include risks and uncertainties. Consequently, actual results may differ materially from those expressed or implied thereby.

Any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the estimates change and, therefore, you should not rely on these forward-looking statements as representing its views as of any date subsequent to today. Thank you, and I'll now turn the call over to Arjun.

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ARJUN VALLURI
Thank you, Rich - good afternoon everyone.

This past Friday we announced that SOFTBANK Asia Infrastructure Fund and Venture Tech Assets Limited completed the investment of 15 million dollars into Intelligroup in return for a majority ownership interest.

SOFTBANK Asia Infrastructure Fund, or SOFTBANK, is 99% funded by Cisco Systems and managed by SOFTBANK Corporation. SOFTBANK has made similar investments in many prominent new market companies like Yahoo, E*TRADE and UT Starcom. The foundation for the investment by SOFTBANK and Venture Tech is their belief in the strength of our reference-able customer base and our strategic positioning in the marketplace to leverage the increasing demand for onsite and offshore ERP implementation and support services. They have stressed their faith in the current management team to lead the Company into the next level of competitiveness and profitability.

The Intelligroup Board evaluated the alternatives, and this investment was considered the best move for stakeholders given our long-held goal of strengthening our balance sheet. In addition, we needed to solve immediate liquidity issues. We now have fresh funding to drive our operations and to build on the foundation we have. This will allow us to develop our core assets and continue to deliver the high-quality work that our clients have come to expect from us.

In terms of the business, our customers have been supportive and are looking to continue their long-term relationships with Intelligroup. In fact, as we noted during our August 24 call, we have expanded our scope of work with several GE divisions, United Technologies, Pearson Technology and Joy Mining. We expect that this funding, and the stability it brings to Intelligroup, will address our current and prospective customers' concerns about our financial condition and improve our ability to attract larger deals.

I will now turn the call over to Dave to discuss the status of our financial reporting...

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DAVE DISTEL
Thanks, Arjun...

I want to start today by addressing the status of our Financial Reporting, which as you know is delayed at this point, due to the previously-announced restatement of prior financial statements. The restatement adjustments identified so far have not changed from what was previously disclosed.

To summarize, the preliminary restatement adjustments include a reduction to the 2003 gross margin by approximately 800 hundred thousand dollars (the majority being to revenue) and a reduction to 2003 net income by approximately 900 hundred thousand dollars, or about five cents per share. These adjustments principally reflect previously-unreconciled intercompany account differences between our U.S. and India subsidiary and our US and Japan subsidiary. We did have some other adjustments, but they are not systematic-type errors and appear to be isolated exceptions.

In addition, we found approximately 1.2 million dollars of intercompany differences that date back prior to the year 2001, principally between 1996 and 2000. The correcting entry is between two line items which are equal and offsetting within total Shareholder's Equity.

There is a remaining intercompany difference of approximately 600 hundred thousand dollars that has yet to be fully investigated. This may ultimately result in additional adjustments. We have put together a team which is working on resolving this remaining difference.

While these dollar amounts might seem insignificant to some, they are considered "material" in an accounting sense. In any case, Intelligroup's Audit Committee has concluded that the prior financial statements for the periods I just discussed may no longer be relied upon. So we must restate.

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Here are a couple of important notes on the restatements:

         o First, we have not found any fraud, malfeasance, other irregularities or evidence of intentional errors. So far, the restatement adjustments appear limited to bookkeeping errors.

         o Second, all of these adjustments do not appear to affect our cash flow.

         o Last of all, the ongoing review of our financial statements may result in additional adjustments, which may also be material.

This accounting review and reconciliation of all differences and the determination of the proper accounting treatment and period of impact are the primary reasons for the further delay in filing the 2004 second quarter Form 10-Q and the expected delay in the filing of the third quarter 10-Q. While we are working to resolve these matters expeditiously, the exact timeframe is difficult to estimate at this point, although we believe it will be a matter of months, not days.

As we have previously stated, the Company has withdrawn all previous forward-looking guidance for the 2004 second quarter and full year.

I understand and appreciate the need for reporting financial information on a timely basis. At the same time, it is my responsibility to balance this need with providing accurate information. We have made some significant investments toward upgrading our staff as previously communicated as well as bringing in appropriate levels of outside support including a nationally recognized accounting and consulting firm to assist with our challenges. It is my intention to continue to invest in our capabilities and control environment.

We also disclosed in previous press releases that we were in default with our revolving debt agreement with PNC Business Credit. I am happy to announce that concurrent with our $15 million dollar equity infusion, we have now received waivers of the defaulted provisions and have amended our loan facility accordingly.

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Finally, let me say that we look forward to putting our reporting challenges behind us. I feel positive about the market we are in and our ability to compete, especially in light of the fresh equity infusion from SOFTBANK.

I'll now turn the call over to Doug so that he can update you on his progress since joining the Company in August...

DOUG BERTO
Thank you, Dave...

I have been working on defining our strategic direction in the market. Our goal is to provide excellent client service at the highest possible margin. In order to realize our goal we will emphasize the following strategic themes:

         o        Clients first;

         o        Our people make it happen;

         o        Processes are the glue;

         o        Technology is the enabler.

We are making progress - we are going to market as client service teams and not as sales vs. delivery. Accountability for results is paramount and being stressed constantly. Accountability relates to multiple facets:

         o        Margins: at the project and client level;

         o        Customer satisfaction;

         o        Top line growth as well as bottom line;

         o        Taking care of our people, our most valuable asset;

         o        Contributing to the knowledge capital of the Company.

We are working to streamline the decision making processes around how we run the business be it staffing of resources, managing our pipeline, investing in building solutions with our clients, and our performance review and promotion process.

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We will be more focused as to what we sell. We need to exploit our opportunities and convince our clients and prospective clients that we are the right choice for them.

We must build and enhance the relationships of the companies we are pursuing to go from opportunities to closed sales and resulting projects. I am and will be hands on in doing that. Our clients and potential clients want us to be more creative, we will by making sure we have the right people with the right incentives to meet that demand.

We are addressing project level operating performance and profitability. We have begun a dedicated focus on developing world-class processes and methods for how we "go to market" to build the needed long-term profitable client relationships. We will migrate to an industry vertical strategy. The work we do in the Public Sector K-12 education market will serve as a model as to how we build other vertical client groups.

We are evaluating how to effectively capture the intellectual property and knowledge capital inherent in the Company. This will allow Intelligroup to bring more strategic business and technology insights to its clients on a consistent basis.

An ongoing challenge is to create a greater sense of discipline and rigor throughout the organization along with the incentives via compensation structures for us to take advantage of our capabilities and to realize our untapped potential. We are on our way.

Thank you everyone - I'll now turn the call back over to Arjun.

ARJUN VALLURI
Thanks Doug. As Dave and Doug stated, we have a lot of work to do. We look forward to updating you on our progress.

I will now turn the call over back to Rich to open this up to your questions.

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RICH HANTKE
Thank you, Arjun. For those that have dialed in, we will now open up the call to questions. Please limit each question and follow-up to one topic so we can get to everyone. Simply re-enter the queue with the operator to ask additional questions. We will be available on this call as long as possible to address everyone's concerns.
Operator, please instruct our audience on the procedures...

QUESTIONS AND ANSWERS

RICH HANTKE
Thank you, everyone for joining us today on the call. The prepared remarks to today's call have been filed as an 8-K, and are available at the SEC site. A replay and transcript of today's call will be available shortly on our web site. This ends the conference call.